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                                                                 EXHIBIT (9)

    Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Know all men by these presents that each person whose signature appears below constitutes and appoints Robert L. Kemp, G. Kenneth Heebner and Frank N. Strauss, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

Signature                         Title                            Date
---------                         -----                            ----

/s/ Robert L. Kemp        President (Principal Executive       April 22, 1993
------------------------    Officer) and Trustee
    Robert L. Kemp


/s/ Frank N. Strauss      Treasurer (Principal Financial       April 22, 1993
------------------------    and Accounting Officer)
    Frank N. Strauss


/s/ Nicholas J. Grant     Trustee                              April 22, 1993
------------------------
    Nicholas J. Grant

/s/ G. Kenneth Heebner    Trustee                              April 22, 1993
------------------------
    G. Kenneth Heebner

/s/ Robert B. Kittredge   Trustee                              April 22, 1993
------------------------
   Robert B. Kittredge

/s/ Laurens MacLure       Trustee                              April 22, 1993
------------------------
    Laurens MacLure

/s/ J. Baur Whittlesey    Trustee                              April 22, 1993
------------------------
    J. Baur Whittlesey